SPLIT DOLLAR AGREEMENT


                    This Split Dollar Agreement (the "Agreement") is made this 15th day of May, 1998 by and between Cavalier Homes, Inc. (hereinafter referred to as the "Corporation'), and Jerry F. Wilson, Jr., as Trustee of the David Allen Roberson Family Trust dated May 15, 1998 (hereinafter referred to as the "Owner"),


                                    RECITALS:

                    WHEREAS, David Allen Roberson ("Mr. Roberson") has and continues to perform valuable services as the Chief Executive Officer of the Corporation; and

                    WHEREAS, in recognition of the past and continued valuable services of Mr. Roberson to the Corporation, the Corporation wishes to enter into a Split Dollar plan to provide life insurance protection for the benefit of Mr. Roberson (hereinafter referred to as the "Insured").

                    NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                  PURCHASE OF INSURANCE AND PAYMENT OF PREMIUMS

                    A. The Owner shall purchase a life insurance policy insuring the life of the Insured (the "Policy"), which is described in Schedule A attached hereto and by this reference is made a part hereof. The Policy shall be issued by General American Life Insurance Company (the "Insurer") in the amount of $2,000,000.

                    B.  Until the  termination  of this  Agreement  pursuant  to
  Article IV, the Corporation shall be responsible for the remittance of the entire premium due on the Policy on or before the date the premium is due or within the grace period allowed by the Policy for the payment of said premium and, if requested, shall give proof of the timely payment of each premium to the Owner.

                    C. Unless and until this Agreement is modified, the Corporation shall pay the PS-58 portion of the gross premium, with the result that the Insured shall report as income the amount of the economic benefit received by him as a result of the Corporation's payment of such premiums, and the Insured shall be deemed to have made a gift to the Owner of such PS-58 cost, which shall not be entitled to the $10,000 annual exclusion under
  Section 2503(b) of the Internal Revenue Code of 1986, as amended. The PS-58 portion shall be the amount equal to the cost of term insurance coverage based on the age of the Insured, as determined by the insurance company issuing the Policy.

                                   ARTICLE II
                POLICY OWNERSHIP PROVISIONS AND RIGHTS OF PARTIES

                    A. The Policy shall be the exclusive property of the Owner, who shall possess and may exercise all the rights, titles and incidents of ownership with respect thereto, subject only to the security interest of the Corporation as expressed in this Agreement, notwithstanding anything to the contrary in the Policy, or endorsement and riders thereto.

                  B. The Owner agrees to grant the Corporation a security interest in said Policy, and the Owner shall collaterally assign the Policy to the Corporation whereby the Corporation shall have the following rights:

                           1.       To  receive  out  of  any amount  payable on
account of the death of the Insured an amount equal to its total premium payments.

                           2.       To  obtain, upon surrender  of the Policy by
the assignor, an amount of the cash surrender proceeds up to an amount equal to its total premium payments.

                  C. The Corporation shall not exercise any rights in the Policy in any way that might impair or defeat the rights and interest of the Owner, as Owner or beneficiaries of the Policy, or their designees.

                  D. The Corporation shall have its interest first satisfied from the cash values of the paid up additions to the Policy.

                  E. The Corporation shall not be entitled to any payments under this Agreement until the earlier of (i) the death of the Insured, or (ii) the cancellation of the Policy by the Owner.

                  F.  The   Corporation   shall  provide  the  Owner  an  annual
accounting detailing the liability owed to the Corporation by the Owner.


                                   ARTICLE III
                         FIDUCIARY AND CLAIMS PROCEDURE

                  A. Michael R. Murphy, as Secretary of the Corporation, is hereby designated as the "named fiduciary" under this plan and shall control and manage the operation of the plan. Such responsibilities may be allocated to other persons, named in a written instrument executed by the parties hereto spelling out to whom and which responsibilities have been delegated.

                  B. The Owner and Corporation shall make claim and execute such forms as required under the Policy for collection of the proceeds due and payable upon the death of the Insured. The Corporation will be entitled to receive the amount of its premiums in accordance with Section B of Article 11 hereof. The Owner shall be entitled to receive the balance of such proceeds after payment to the Corporation.

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


                                   ARTICLE IV
                     TERMINATION AND AMENDMENT OF AGREEMENT

                    A. The Agreement may be altered, amended or modified only by a written agreement signed by the parties hereto, This Agreement shall be terminated upon the occurrence of any of the following events:

                    1.  Surrender of the Policy by the Owner.

                    2. Termination of Mr. Roberson's employment with the Corporation for any reason whatsoever other than Mr. Roberson's death, disability, retirement, or termination after a change in control of the Corporation.

                    3. Mutual agreement of the Owner and the Corporation.

                    4. The payment of death benefits under the Policy.

                    5. The total cessation of the business of the Corporation, or the bankruptcy or dissolution of the Corporation.

                    B. Upon termination of this Agreement, the Corporation shall not be required to make further premium payments on the Policy, and the obligations of the Owner to pay the amounts due the Corporation under this Agreement shall survive the termination of this Agreement.


                                    ARTICLE V
                     LIABILITY OF LIFE INSURANCE CORPORATION

         General American Life Insurance Company shall not (A) be deemed to be a party of this Agreement for any purposes nor in any way be responsible for its validity; (B) be obligated to inquire as to the distribution of any monies payable or paid by it under the Policy; and (C) shall be fully discharged from any and all liability under the terms of any policy or policies issued by it, which is subject to the terms of this Agreement, upon payment or other performance of its obligations in accordance with the terms of such policy.


                                   ARTICLE VI
                                BINDING AGREEMENT

                    This Agreement shall be binding upon the parties hereto, and their heirs, assigns, successors, executors and administrators.




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


                                   ARTICLE VII
                                  GOVERNING LAW

                  This Agreement shall be subject to and shall be construed under the laws of the State of Alabama.



                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, or cause these presents to be duly executed by their proper corporate officers, as of the day and year first written above,


ATTEST:                                        CAVALIER HOMES, INC.


/s/ Wendrell W. Dye                            By: /s/ Michael R. Murphy
______________________________                    ______________________________
                                               Its:      Vice President
                                                   _____________________________


WITNESS:


/s/ Robert F. Blake                            /s/ Jerry F. Wilson, Jr.
______________________________                 _________________________________
                                                Jerry F. Wilson, Jr., as Trustee
                                        of the David Allen Roberson Family Trust